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                                                                    EXHIBIT 10.1


                  EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS
                              ALLOCATION AGREEMENT

        THIS EMPLOYEE BENEFITS & OTHER EMPLOYMENT MATTERS ALLOCATION AGREEMENT (this "Agreement") is made and entered into as of December 11, 1998, by and between STAC, INC., a Delaware corporation ("Stac"), and HI/FN, INC., a Delaware corporation ("Hi/fn," and collectively with Stac, the "Parties"), effective as of the Distribution Date (as hereinafter defined).

                                 R E C I T A L S

        WHEREAS, subject to certain conditions, Stac intends to spin off its semiconductor business by distributing to Stac stockholders a special dividend (the "Distribution") of one share of Hi/fn Common Stock for every 3.9159 shares of Stac Common Stock (subject to adjustment as described in the Distribution Agreement) held as of the close of business on the Record Date (the "Distribution Ratio"); and

        WHEREAS, in connection with such spin-off, Stac and Hi/fn have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement"); and

        WHEREAS, pursuant to the aforesaid Distribution Agreement, Stac and Hi/fn have agreed to enter into an agreement allocating responsibilities with respect to employee compensation, benefits and certain other employment matters pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stac and Hi/fn agree as follows:

                                    ARTICLE I.

                                   DEFINITIONS

        Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

        COBRA: Code Section 4980B and ERISA Sections 601 through 608, establishing employer requirements for continuation of health care benefits for the benefit of certain current and former employees or dependents thereof.

        Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

        Commission: the Securities and Exchange Commission.

        Distribution: the spin-off of Hi/fn pursuant to the Distribution Agreement.

        Distribution Agreement: the agreement described in the second recital of this Agreement.


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        Distribution Date: the date on which the Distribution occurs.

        Employee: any individual who is in one of the following categories: a Stac Employee, a Stac Terminee, a Hi/fn Employee or a Hi/fn Terminee.

        Employer: Stac or Hi/fn, as the context indicates.

        Employer Common Stock: Stac Common Stock in the case of Stac Employees and Stac Terminees and Hi/fn Common Stock in the case of Hi/fn Employees and Hi/fn Terminees.

        Employer Stock Option Plan: a plan which provides for awards of additional compensation to eligible Employees in the form of nonqualified or incentive options to purchase Employer Common Stock, including without limitation, the Stac Director Option Plan, the Stac Stock Option Plan and the Hi/fn Equity Plan.

        ERISA: the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

        Hi/fn: Hi/fn, inc., a Delaware corporation, or any of its direct or indirect subsidiaries.

        Hi/fn Common Stock: the common stock, par value $.001 per share, of Hi/fn.

        Hi/fn Employee: any individual who is or becomes an employee of Hi/fn on or after the Distribution Date. It also includes any director of Stac who resigns from the Stac Board of Directors before the Distribution and concurrently or within 90 days thereof is elected to the Hi/fn Board of Directors.

        Hi/fn Equity Plan: the Hi/fn, Inc. 1996 Equity Incentive Plan.

        Hi/fn Individual: any individual who (i) is a Hi/fn Employee, (ii) is a Hi/fn Terminee, or (iii) is a dependent or beneficiary of any individual described in clause (i) or (ii).

        Hi/fn Medical/Dental Plans: any Medical/Dental Plans maintained by Hi/fn for or providing benefits to Hi/fn Individuals.

        Hi/fn Profit Sharing Plan: the Profit Sharing Plan to be established by Hi/fn in accordance with Section 2.02(b).

        Hi/fn Qualified Beneficiary: any Hi/fn Individual (or dependent thereof) who, on or before the Distribution Date, was a Qualified Beneficiary under any Hi/fn Medical/Dental Plan.

        Hi/fn Stock Option: an option to purchase Hi/fn Common Stock pursuant to the Hi/fn Equity Plan.

        Hi/fn Stock Value: the last sales price per share of Hi/fn Common Stock (traded on a "when-issued" basis) on the Distribution Date.


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        Hi/fn Terminee: any individual who was formerly employed by Hi/fn who terminated employment prior to the Distribution Date.

        HMO: any health maintenance organization organized under 42 U.S.C. Sec. 300e-9, or a state health maintenance organization statute that provides medical services for Stac Individuals or Hi/fn Individuals under any Plan.

        IRS: the Internal Revenue Service.

        Medical/Dental Plan: a Welfare Plan providing health benefits to Employees and their dependents.

        Nasdaq National Market: The Nasdaq Stock Market's Nasdaq National
Market.

        Plan: any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of Employees or former Employees or individual Employee or former Employee, or the dependents or beneficiaries of any such Employee or former Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an Employer to any Employee or former Employee or the beneficiaries of any such Employee or former Employee, adopted or entered into by a Party prior to, or upon the Distribution. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by Stac or Hi/fn relating to settlement of actual or potential Employee related litigation claims.

        Qualified Beneficiary: an individual (or dependent thereof) who either
(1) experiences a "qualifying event" (as that term is defined in Code Section 4980B(f)(3) and ERISA Section 603) while a participant in any Medical/Dental Plan, or (2) becomes a "qualified beneficiary" (as that term is defined in Code
Section 4980B(g)(1) and ERISA 607(3)) under any Medical/Dental Plan.

        Record Date: December 1, 1998.

        Service Credit: the period taken into account under any Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

        Stac: Stac, Inc., a Delaware corporation, or any of its direct or indirect subsidiaries.

        Stac Common Stock: the common stock, par value $.001 per share, of Stac, Inc., a Delaware corporation.

        Stac Director Option: an option to purchase Stac Common Stock pursuant to the Stac Director Option Plan.

        Stac Director Option Plan: The Stac, Inc. 1992 Non-Employee Directors' Stock Option Plan to be continued by Stac following the Distribution pursuant to
Section 2.03(b).


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        Stac Employee: any individual who immediately prior to the Distribution was a Stac Employee and who is an employee or director of Stac immediately following the Distribution.

        Stac Individual: any individual who is (i) a Stac Employee, (ii) a Stac Terminee, or (iii) a dependent or beneficiary of any individual specified in clause (i) or (ii).

        Stac Medical/Dental Plans: any Medical/Dental Plans maintained for or providing benefits to Stac Individuals.

        Stac Profit Sharing Plan: the Stac Profit Sharing and 401(k) Plan.

        Stac Qualified Beneficiary: a Qualified Beneficiary who, immediately following the Distribution, is not a Hi/fn Qualified Beneficiary and who, immediately prior to the Distribution, was a Qualified Beneficiary under any Stac Medical/Dental Plan.

        Stac Stock Option: an option to purchase Stac Common Stock pursuant to the Stac Stock Option Plan.

        Stac Stock Option Plan: The Stac Electronics 1992 Stock Option Plan and Stock Option Plan to be continued by Stac following the Distribution pursuant to
Section 2.03(a).

        Stac Stock Post-Distribution Value: the last sales price per share of Stac Common Stock on the Nasdaq National Market on the Distribution Date, less the Hi/fn Stock Value divided by the Distribution Ratio.

        Stac Stock Value: the last sales price per share of Stac Common Stock on the Nasdaq National Market on the Distribution Date.

        Stac Terminee: any individual who was formerly employed by Stac who terminated such employment prior to the Distribution Date.

        Stock Option: a nonqualified or incentive option to purchase Employer Common Stock under an Employer Stock Option Plan.

        Welfare Plan: any Plan which provides medical, health, disability, accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any post-employment benefit, but excluding vacation benefits covered under Section 2.05.

        Section 1.02. Other Terms. Any capitalized terms used herein but not defined herein shall have the meaning set forth in the Distribution Agreement.

        Section 1.03. Certain Constructions. References to the singular in this Agreement shall refer to the plural and vice-versa and references to the masculine shall refer to the feminine and vice-versa.

        Section 1.04. Sections. References to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.


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        Section 1.05. Survival. Obligations described in this Agreement shall remain in full force and effect and shall survive the Distribution Date.

                                   ARTICLE II.

                                EMPLOYEE BENEFITS

        Section 2.01. Employment.

                (a) Allocation of Responsibilities on Distribution Date. On the Distribution Date, except to the extent retained or assumed by Stac under this Agreement or any other agreement relating to the Distribution, Hi/fn shall retain or assume, as the case may be, responsibility as employer for the Hi/fn Employees. On the Distribution Date, except to the extent retained or assumed by Hi/fn under this Agreement or any other agreement relating to the Distribution, Stac shall retain or assume, as the case may be, responsibility as employer for the Stac Employees. The assumption or retention of responsibility as employer by Stac or Hi/fn described in this Section 2.01 shall not, of itself, constitute a severance or a termination of employment under any Plan which provides for severance benefits nor shall it constitute a change of control of Stac or Hi/fn for purposes of any Plan.

                (b) Assumption of Liabilities on Distribution Date: Except as specifically provided in this Agreement, or as otherwise agreed by the
Parties:

                        (i) Immediately following the Distribution, Hi/fn shall assume or retain, as the case may be, all benefit obligations and all related rights in connection with any Plan with respect to the Hi/fn Employees and Hi/fn Terminees and Stac shall have no further liability with respect thereto.

                        (ii) Stac shall assume or retain, as the case may be, all benefit obligations and all related rights in connection with any Plan and with respect to the Stac Employees and Stac Terminees, and Hi/fn shall have no further liability with respect thereto.

                (c) Service Credits. In connection with the Distribution and for purposes of determining Service Credits under any Plans, Stac shall credit each Stac Employee and Hi/fn shall credit each Hi/fn Employee with such Employee's Service Credits and original hire date as reflected in the Stac records or Hi/fn records, as applicable, as of the Distribution Date. Such Service Credits and hire date shall continue to be maintained as described herein for as long as the Employee does not terminate employment or as otherwise may be required by applicable law or any applicable Plan.

        Section 2.02. Profit Sharing and 401(k) Plans.

                (a) Stac Profit Sharing Plan. Effective as of the Distribution Date, Stac and Hi/fn shall take, or cause to be taken, all action necessary and appropriate to terminate the participation of the Hi/fn Employees in the Stac Profit Sharing Plan.

                (b) Establishment of Hi/fn Profit Sharing Plan. On or prior to January 1, 1999, Hi/fn shall take, or cause to be taken, all action necessary and appropriate to establish and


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administer a Profit Sharing Plan, hereafter referred to as the Hi/fn Profit
Sharing Plan, which shall contain such terms and conditions as Hi/fn may determine, provided, however, that all Hi/fn Employees who were participating in the Stac Profit Sharing Plan shall be eligible to participate in the Hi/fn Profit Sharing Plan and, the Hi/fn Profit Sharing Plan shall at a minimum provide for the benefits protected under Section 411(d)(6) of the Code that were provided under the Stac Profit Sharing Plan. The Hi/fn Profit Sharing Plan shall be intended to qualify for tax-favored treatment under Sections 401(a) and 401(k) of the Code and to comply with the requirements of ERISA.

                (c) Transfer and Acceptance of Account Balances. As soon as practicable after January 1, 1999 but not later than January 29, 1999 (the "Transfer Date"), and subject to Hi/fn's compliance with Section 2.02(e), Stac shall cause the trustees of the Stac Profit Sharing Plan to transfer to the trustees or other funding agent of the Hi/fn Profit Sharing Plan the amounts (in cash, securities, other property or a combination thereof) representing the account balances of all Hi/fn Individuals to be allocated to the account balances of such individuals under the Hi/fn Profit Sharing Plan. Such transfer shall comply with Section 414(1) of the Code and the requirements of ERISA and the regulations promulgated thereunder. Hi/fn shall cause the trustees or other funding agent of the Hi/fn Profit Sharing Plan to accept the plan-to-plan transfer from the Stac Profit Sharing Plan trustees, and to credit the accounts of such Hi/fn Employees under the Hi/fn Profit Sharing Plan with amounts transferred on their behalf.

                (d) Stac to Provide Information. Stac shall provide Hi/fn, as soon as practicable after the Distribution Date (with the cooperation of Hi/fn to the extent that relevant information is in the possession of Hi/fn, and in accordance with Section 5.02), with a list of Hi/fn Individuals who, to the best knowledge of Stac, were participants in or otherwise entitled to benefits under the Stac Profit Sharing Plan on the Distribution Date, together with a listing of each participant's Service Credits under such Plan and a listing of each such Hi/fn Individual's account balance thereunder. Stac shall, as soon as practicable prior to or on the Transfer Date and in accordance with Section 5.02, provide Hi/fn with such additional information in the possession of Stac (and not already in the possession of Hi/fn) as may be reasonably requested by Hi/fn and necessary for Hi/fn to receive the plan-to-plan transfer under Section 2.02(c) and to administer effectively the Hi/fn Profit Sharing Plan thereafter.

                (e) Regulatory Filings. Hi/fn and Stac shall, in connection with the plan-to-plan transfer described in Section 2.02(c), cooperate in making any and all appropriate filings required by the Commission or the IRS, or required under the Code or ERISA or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place. Further, prior to making the plan-to-plan transfer under Section 2.02(c) Hi/fn shall either provide a favorable IRS determination letter that the Hi/fn Profit Sharing Plan, as adopted, satisfies the requirements for qualification under Section 401(a) of the Code, or an opinion letter satisfactory to Stac, from Hi/fn's legal counsel that the Hi/fn Profit Sharing Plan, as adopted, satisfies in form the requirements for qualification under Section 401(a) of the Code. Stac shall make any amendment and take any actions necessary to ensure that the Stac Profit Sharing Plan satisfies the requirements for qualification under Section 401(a) of the Code at the time of the Transfer Date.


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                (f)     Account Balances of Stac Employees. Stac shall retain
sole responsibility for all liabilities and obligations under the Stac Profit Sharing Plan with respect to Stac Individuals, and Hi/fn shall have no liability or obligation with respect thereto. Hi/fn shall assume or retain, sole responsibility for all liabilities and obligations under the Hi/fn Profit Sharing Plan with respect to Hi/fn Individuals, and Stac shall have no liability or obligation with respect thereto.

        Section 2.03. Stock Plans.

                (a) Stac Stock Option Plan. Stac shall continue the Stac Stock Option Plan. All options granted under the Stac Stock Option Plan will continue to be denominated in Stac Common Stock and except as provided in
Section 2.03(d)(iv), subject to the terms and conditions of the Stac Stock Option Plan and any option agreement entered into in connection therewith. Stac shall continue to reserve those shares already reserved under the Stac Stock Option Plan. Additionally, Stac, after the Distribution Date, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the stockholders of Stac.

                (b) Stac Director Option Plan. Stac shall continue the Stac Director Option Plan. All options granted under the Stac Director Option Plan will continue to be denominated in Stac Common Stock and except as provided in
Section 2.03(d)(iv), subject to the terms and conditions of the Stac Director Option Plan and any option agreement entered into in connection therewith. Stac shall continue to reserve those shares already reserved under the Stac Director Option Plan. Additionally, Stac, after the Distribution, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the stockholders.

                (c) Hi/fn Equity Plan. Hi/fn shall continue the Hi/fn Equity Plan. All options granted under the Hi/fn Equity Plan will continue to be denominated in Hi/fn Common Stock and subject to the terms and conditions of the Hi/fn Equity Plan and any option agreement entered into in connection therewith. Hi/fn shall continue to reserve those shares already reserved under the Hi/fn Equity Plan. Additionally, Hi/fn, after the Distribution, will cause to be reserved any additional shares identified for reservation thereunder to the extent authorized by the stockholders.

                (d) Effect of the Distribution on Awards Made Prior to the Distribution Date.

                        (i) Treatment of Stac Options: Stac Stock Options and Stac Director Options, whether vested or unvested, held by Stac Employees shall remain in effect following the Distribution/ provided, however, that the option exercise price shall be equitably adjusted in accordance with Section 2.03(d)(iii) to reflect the Distribution.

                        (ii) Treatment of Hi/fn Options: Hi/fn Stock Options and Hi/fn Director Options, whether vested or unvested, held by Hi/fn Employees shall remain in effect following the Distribution. The Hi/fn Options will not be adjusted in connection with the Distribution.


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                        (iii)   Adjustment of Stac Stock Options: The number of
options and the option exercise price of Stac Stock Options and Stac Director Options, shall be adjusted to reflect the Distribution. After the Distribution Date the Option exercise price of each Stac Stock Option and Stac Director Option shall equal the product of (A) the Stac Stock Post-Distribution Value and
(B) the quotient obtained by dividing the per share exercise price of the Stac Option by the Stac Stock Value, rounded to the nearest whole cent. After the Distribution Date the number of shares of Stac Common Stock subject to each Stac Stock Option and Stac Director Option shall equal the product of (x) the number of shares Stac Common Stock subject to such Stac Stock Option or Stac Director Option and (y) the quotient obtained by dividing the Stac Stock Value by the Stac Stock Post Distribution Value.

                        (iv) Whiting Options: Subject to the terms of this Agreement, on the Distribution Date, Hi/fn shall grant to Douglas L. Whiting (so long as he is a director of both Stac and Hi/fn on such date), a Hi/fn Option, with respect to the Stac Options held by him as set forth on Exhibit A, in substantially the form attached hereto as Exhibit B (each, a "Whiting Option"). Each Whiting Option shall provide for the purchase of a number of shares of Hi/fn Common Stock equal to the quotient of the number of shares of Stac Common Stock subject to a particular Stac Option held by him divided by the Distribution Ratio, and then rounded down to the nearest whole share. The per share exercise price of each Whiting Option shall equal the Hi/fn Stock Value minus the Adjusted Hi/fn Per Share Spread. The Adjusted Hi/fn Per Share Spread shall equal the Hi/fn Aggregate Spread divided by the number of shares subject to the Whiting Option calculated above. The Hi/fn Aggregate Spread equals the product of the Stac Spread and a fraction the numerator of which is the Hi/fn Stock Value divided by the Distribution Ratio and the denominator of which is the Stac Stock Value. The Stac Spread equals the number of shares subject to the Stac Option listed on Exhibit A multiplied by the difference between the Stac Stock Value and the Stac Exercise Price. The vesting provisions, term and other provisions of each Whiting Option shall be the same as those in effect with respect to the applicable corresponding Stac Option on the Distribution Date. The per share exercise price of each Stac Option held by Mr. Whiting listed on Exhibit A shall be adjusted as of the Distribution Date to equal the Stac Stock Post-Distribution Value minus the Adjusted Stac Per Share Spread. The Adjusted Stac Per Share Spread shall equal the Stac Aggregate Spread divided by the number of shares subject to the Stac Option. The Stac Aggregate Spread equals the product of the Stac Spread (as defined above) and a fraction the numerator of which is the Stac Stock Post-Distribution Value and the denominator of which is the Stac Stock Value. The vesting provisions, term and other provisions of each Whiting Option shall be the same as those in effect with respect to the applicable corresponding Stac Option on the Distribution Date. The vesting provisions, term and other provisions of each such Stac Option shall be the same as those in effect immediately prior to the Close of the Distribution Date.

                        (v) Limitation on Adjustments: To the extent that any adjustment or limitation of this Section 2.03(d) is inconsistent with the intended tax or accounting treatment of the Distribution or any option, it shall not apply, and Stac and Hi/fn shall mutually agree on an alternative adjustment.

        Section 2.04. Medical/Dental Plans.


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                (a)     Liability for Claims.

                        (i) Except as otherwise provided herein, as of the Distribution Date, Stac shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed with respect to any Stac Individuals under any Stac Medical/Dental Plan, and Hi/fn shall have no liability or obligation with respect thereto.

                        (ii) Except as otherwise provided herein, as of the Distribution Date, Hi/fn shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed with respect to all Hi/fn Individuals under the Hi/fn Medical/Dental Plan, and Stac shall have no liability or obligation with respect thereto.

                (b) Continuation Coverage Administration. As of the Distribution Date, Stac shall assume or retain and shall be solely responsible for, or cause its insurance carriers or HMOs to be responsible for, providing and administering the continuation coverage required by COBRA as it relates to any Stac Qualified Beneficiary, and Hi/fn shall have no liability or obligation with respect thereto.

                (c) Continuation Coverage Claims. As of the Distribution Date, Hi/fn shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with claims asserted or incurred or premiums owed through the Distribution Date under any Stac Medical/Dental Plan in respect of any Hi/fn Qualified Beneficiary and claims asserted or incurred or premiums owed after the Distribution Date under any Stac Medical/Dental Plan in respect of any Hi/fn Qualified Beneficiary, and Stac shall have no liability or obligation with respect thereto.

        Section 2.05. Vacation and Sick Pay Liabilities. Stac shall retain or assume all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Stac Employees as of the Distribution Date. Hi/fn shall retain or assume all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Hi/fn Employees as of the Distribution Date. Hi/fn shall be solely responsible for the payment to Hi/fn Employees of vacation or sick leave accrued after the Distribution Date, and Stac shall be solely responsible for the payment to Stac Employees of vacation or sick leave accrued after the Distribution Date.

        Section 2.06. Preservation of Right to Amend or Terminate Plans. Except as otherwise expressly provided in this Article II, no provisions of this Agreement, including, without limitation, the agreement of Stac or Hi/fn to make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Stac or Hi/fn to amend such Plan or terminate its participation therein which Stac or Hi/fn would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employee, or dependent or beneficiary of such employee or former employee under a Plan which such person would not otherwise have under the terms of the Plan itself; provided, however, that neither Party shall amend any Plan to the


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extent that such amendment would have the effect of increasing the liabilities of the other Party under any Plan of the other Party, without such other Party's consent.

        Section 2.07. Payroll Reporting and Withholding.

                (a) Form W-2 Reporting. Hi/fn and Stac may adopt the "alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 84-77, 1984-2 IRS Cumulative Bulletin 753 ("Rev. Proc. 84-77"). Under this procedure Hi/fn as the successor employer shall provide all required Forms W-2 to all Hi/fn Employees and Stac Employees who join Hi/fn on or after the Distribution Date reflecting all wages paid and taxes withheld by both Stac as the predecessor and Hi/fn as the successor employer for the entire year during which the Distribution takes place. Stac shall provide all required Forms W-2 to all other Stac Employees reflecting all wages and taxes paid and withheld by Stac before and after the Distribution Date. Stac and Hi/fn shall be responsible for filing IRS Forms 941 for their respective Employees.

                (b) Forms W-4 and W-5. Hi/fn and Stac may adopt the alternative procedure of Rev. Proc. 84-77 for purposes of filing IRS Forms W-4 (Employee's Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure Stac shall provide to Hi/fn as the successor employer all IRS Forms W-4 and W-5 on file with respect to each Hi/fn Employee, and Hi/fn will honor these forms until such time, if any, that such Hi/fn Employee submits a revised form.

                (c) Garnishments, Tax Levies, Child Support Orders, and Wage Assignments. With respect to Employees with garnishments, tax levies, child support orders, and wage assignments in effect with Stac on the Distribution Date, Hi/fn as the successor employer with respect to each Hi/fn Employee shall honor such payroll deduction authorizations and will continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was filed with Stac.

                (d) Authorizations for Payroll Deductions. Unless otherwise prohibited by this or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to all Stac Employees to be transferred to Hi/fn on the Distribution Date who have authorizations for payroll deductions in effect with Stac on the Distribution Date, Hi/fn as the successor employer will honor such payroll deduction authorizations relating to each Hi/fn Employee, and shall not require that such Hi/fn Employee submit a new authorization to the extent that the type of deduction by Hi/fn does not differ in amount or form from that made by Stac. Such deduction types include, without limitation, contributions to any Plan; scheduled loan repayments to the relevant Profit Sharing Plan or to an employee credit union; and direct deposit of payroll, bonus advances, union dues, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions.


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                                  ARTICLE III.

                               EMPLOYMENT MATTERS

        Notwithstanding any other provision of this Agreement or any other Agreement between Hi/fn and Stac to the contrary, Hi/fn and Stac understand and agree that:

        Section 3.01. Separate Employers. On and after the Distribution Date and the separation of Employees into their respective companies, Hi/fn and Stac will be separate and independent employers.

        Section 3.02. Employment Policies and Practices. Subject to the provisions of ERISA and except as limited by applicable law or agreement, Hi/fn and Stac may adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans of any kind or description, as each may determine, in its sole discretion, are necessary or appropriate.

        Section 3.03. Special Matters.

                (a) Reimbursement. Stac and Hi/fn acknowledge that Stac, on the one hand, and Hi/fn, on the other hand, may incur costs and expenses, including, but not limited to, contributions to Plans, administrative costs associated with the plan-to-plan transfer under Section 2.02(c) and the payment of insurance premiums arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other Party hereto. Accordingly, Stac and Hi/fn shall reimburse each other, as soon as practicable, but in any event within thirty (30) days of receipt from the other Party of appropriate verification, for all such costs and expenses.

                (b) Payments to Stac. To the extent that Stac makes any payment for, or takes responsibility for future payment of, any liability or obligation which exists as of the Distribution Date and is assumed by Hi/fn pursuant to this Agreement (any such payment, a "Liability Payment"), not later than thirty (30) days after receipt of an invoice from Stac of such Liability Payment, Hi/fn shall make a payment to Stac equal to the amount of such Liability Payment.

        Section 3.04. Notice of Claims. Without limitation to the scope and application to each Party in the performance of its duties under Sections 3.03, each Party will notify in writing and consult with the other Party prior to making any settlement of an employee claim in such settlement reasonably could result in any prejudice to such other Party arising from the settlement.

        Section 3.05. Assumption of Unemployment Tax Rates. Changes in state unemployment tax experience from that of Stac as of the Distribution Date shall be handled as follows. In the event an option exists to allocate to Hi/fn state unemployment tax experience of Stac, the Stac experience shall be transferred to Hi/fn if this results in the lowest aggregate unemployment tax costs for both Stac and Hi/fn combined, and the Stac experience shall be retained by Stac if this results in the lowest aggregate unemployment tax costs for Stac and Hi/fn combined.


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
        Section 3.06. Employees on Leave of Absence. After the Distribution Date, Hi/fn shall assume responsibility, if any, as employer for all Hi/fn Employees returning from an approved leave of absence. After the Distribution Date, Stac shall assume responsibility, if any, as employer for all Stac Employees returning from an approved leave of absence.

        Section 3.07. No Third Party Beneficiary Rights.

                (a) Neither this Agreement nor any other intercompany agreement between Hi/fn and Stac is intended to nor does it create any third party contractual or other common law rights. No person shall be deemed a third-party beneficiary of the agreements between Hi/fn and Stac.

                (b) Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by either Party, nor shall anything herein interfere with the right of either party to terminate the employment of any Employee at any time, with or without cause, or restrict a Party in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of an Employee, except as provided by applicable law.

                (c) No provision of this Agreement shall create any third party beneficiary rights in any Employee or any beneficiary or dependent thereof with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by either Party or under any benefit plan which a Party may maintain.

        Section 3.08. Attorney/Client Privilege. The provisions herein requiring either Party to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either Party nor shall it require either Party to waive its attorney/client privilege.

                                   ARTICLE IV.

                                     DEFAULT

        Section 4.01. Default. If either Party materially defaults hereunder, the non-defaulting Party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred).

        Section 4.02. Force Majeure. Hi/fn and Stac shall incur no liability to each other due to a default under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.


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
                                   ARTICLE V.

                                  MISCELLANEOUS

        Section 5.01. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

        Section 5.02. Access to Information, Cooperation. Stac and Hi/fn and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party. The Parties shall provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each Party's Plans. The Parties shall cooperate with each other to minimize the disruption caused by any such access and providing of information.

        Section 5.03. Assignment. Neither Party shall, without the prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

        Section 5.04. Headings. The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

        Section 5.05. Severability of Provisions. Neither Stac nor Hi/fn intend to violate statutory or common law by executing this Agreement. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

        Section 5.06. Parties Bound. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

        Section 5.07. Notices. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the Parties at the following addresses for at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):


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
                (a)     To Stac:

                        Stac, Inc.
                        12636 High Bluff Drive, 4th Floor
                        San Diego, CA 92130
                        Attention:  Cliff Flowers

                (b)     To Hi/fn:

                        Hi/fn, Inc.
                        750 University Avenue
                        Los Gatos, CA 95302
                        Attention: William Walker

Hi/fn and Stac agree that, upon the request of either Party, the requested Party will give copies of all of its notices, consents, approvals and other communications hereunder to any lender to the requesting Party or other person specified by such requesting Party.

        Section 5.08. Further Action. Hi/fn and Stac each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other Party to implement the terms and provisions of this Agreement.

        Section 5.09. Waiver. Hi/fn and Stac each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

        Section 5.10. Governing Law. Unless otherwise preempted by Federal law, all controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of California, regardless of the laws that might be applied under applicable principles of conflicts of laws.

        Section 5.11. Entire Agreement. This Agreement and the Distribution Agreement constitute the entire understanding between the Parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, the interpretation given to the conflicting terms of the Distribution Agreement shall govern the interpretation and performance of this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either Party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by the Parties.

        Section 5.12. Dispute Resolution. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by
Section 8.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


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
                                       STAC, INC., a Delaware corporation



                                       By: /s/ JOHN R. WITZEL
                                           ------------------------------------
                                       Name:   John R. Witzel
                                             ----------------------------------
                                       Title:  VP of Finance
                                              ---------------------------------


                                       HI/FN, INC., a Delaware corporation



                                       By: /s/ WILLIAM R. WALKER
                                           ------------------------------------
                                       Name:   William R. Walker
                                            -----------------------------------
                                       Title:  Secretary
                                             ----------------------------------



                                       15